Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Kenneth W. Smith

Chief Financial Officer

CIRCOR International, Inc.

(781) 270-1200

CIRCOR Reports Second Quarter Earnings of $0.28 Per Share

•	Market conditions unchanged from first quarter with strong international oil and gas project activity

•	Revenues increased 8% while net income climbed 15% on better Petrochemical Segment performance

•	First half free cash flow reached 14% of revenues; net debt level at new low of 3% of net capitalization

BURLINGTON, MA, July 24, 2003

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and fluid control products for the instrumentation, fluid regulation and petrochemical markets, announced today results for the second quarter ended June 30, 2003. Net income for the second quarter of 2003 was $4.4 million, or $0.28 per diluted share, compared to $3.8 million, or $0.24 per diluted share, for the 2002 second quarter, an increase of 16.7% in earnings per share. Revenues for the 2003 second quarter were $89.2 million, an increase of 8.1% from $82.5 million for the second quarter of 2002.

For the six months ended June 30, 2003, net income was $8.2 million or $0.53 per diluted share. Net income for the six months ended June 30, 2002, totaled $7.5 million or $0.48 per diluted share, which included special charges of $0.7 million pre-tax, or $0.03 per diluted share. There were no special charges recorded during the first half of 2003. Revenues for the six months ended June 30, 2003 were $176.4 million, an increase of 8.9% from $162.0 million for the first six months of 2002.

Commenting on the Company’s performance, CIRCOR’s Chairman and Chief Executive Officer David A. Bloss, Sr. stated, “Basically, market conditions were unchanged from the first quarter with international oil and gas project activity remaining vibrant while virtually all other sectors continuing at a sluggish pace. Our profitability improved as a result of our continuing efforts to reduce costs and increase the sourcing of components from lower-cost suppliers. The bottom-line effect of these efforts have not yet been fully reflected in our operating results this year due to the impact of lower overhead absorption related to our successful drive to decrease inventory levels during a period of soft market demand. However, because of this, we generated $10.5 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) during the quarter and, for the first half of 2003, $25.0 million in free cash flow was generated, which equaled 3.0 times net income or 14.2% of net revenues.”

At the end of the first half of 2003, net debt (debt less cash, cash equivalents, and marketable securities) had decreased to 3.0% of net capitalization (net debt divided by debt plus shareholders equity less cash, cash equivalents, and marketable securities). Bloss added that, “Cost and inventory reduction remain high priorities of our management teams and we will continue to identify additional cost reduction and consolidation opportunities as we drive toward higher returns on invested capital.”

CIRCOR’s Petrochemical Product Segment revenues increased 10.7% to $38.3 million from $34.6 million in the second quarter of last year and were up 12.8% on a year-to-date basis. Operating margins increased to 8.6% during the second quarter compared to 4.5% before special charges in the second quarter of last year as a result of ongoing restructuring efforts. Operating margins improved sequentially from 7.6% reported in the first quarter of 2003. Incoming orders for the quarter were up 16.9% while backlogs increased 37.5% compared to last year. Incoming orders were approximately equal to first quarter 2003 levels while backlogs increased 12.2% sequentially on the continued strength of large international oil and gas projects.

CIRCOR’s Instrumentation and Thermal Fluid Controls Segment continued to be affected by consistently weak markets for HVAC, power generation and marine steam applications and slow general industrial and aerospace instrumentation market activity. Revenues were up 6.2% to $51.0 million for the second quarter compared to $48.0 million for the same period last year and up 6.0% on a year-to-date basis. However, these increases were primarily the result of acquisitions made in the fourth quarter of 2002. Profitability for the segment was affected by weaker market conditions coupled with the effects of reductions in inventory resulting in lower absorption of fixed manufacturing costs. Mr. Bloss indicated that the reduction of inventory has particularly affected this segment’s profitability due to the high percentage ratio of fixed overhead to total cost of inventory for these products. As a result, operating margins for this segment decreased to 12.5% during the second quarter compared to 17.0% last year but increased sequentially from 12.2% in the first quarter. Incoming orders for this segment were up 3.8% compared to last year, again due to acquisitions, and declined slightly on a sequential basis while backlogs dropped 16.0% versus last year and declined 4.3% sequentially.

The company is providing guidance for its third quarter results indicating that it expects earnings, excluding any special charges, to be in the range of $0.27 to $0.31 per share.

CIRCOR International has scheduled a conference call to review its results for the second quarter 2003 on Friday, July 25, 2003, at 9:00 a.m. ET. Interested parties may access the call by dialing (913) 981-5517. A replay of the call will be available from noon ET on July 25, 2003, through midnight on Tuesday, July 29, 2003. To access the replay, interested parties should dial (719) 457-0820, and enter confirmation code # 248679 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Thursday, July 24, 2003, by 6:00 p.m. ET. The presentation slides may be downloaded from the Quarterly Earnings page of the Investors section on the CIRCOR Website: http://www.circor.com. An audio recording of the conference call also is expected to be posted on the company’s website by July 29, 2003.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters is located at 35 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	June 30, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$65,017	$38,382
Marketable securities	1,464	4,064
Trade accounts receivable, less allowance for doubtful accounts of $2,072 and $2,041, respectively	55,445	56,130
Inventories	103,333	110,287
Prepaid expenses and other current assets	6,350	4,262
Deferred income taxes	6,055	5,884

Total Current Assets	237,664	219,009
Property, Plant and Equipment, net	62,674	64,365

Other Assets:
Goodwill	101,684	100,419
Other assets	6,170	6,941

Total Assets	$408,192	$390,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$29,162	$26,769
Accrued expenses and other current liabilities	23,391	19,967
Income taxes payable	2,754	2,801
Notes payable and current portion of long-term debt	16,136	18,596

Total Current Liabilities	71,443	68,133

Long-term Debt, net of current portion	58,350	59,394
Deferred Income Taxes	4,081	3,934
Other Noncurrent Liabilities	11,230	10,605
Minority Interest	4,564	5,009
Shareholders’ Equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,195,092 and 15,107,850 issued and outstanding, respectively	152	151
Additional paid-in capital	205,064	203,952
Retained earnings	46,300	39,200
Accumulated other comprehensive income	7,008	356

Total Shareholders’ Equity	258,524	243,659

Total Liabilities and Shareholders’ Equity	$408,192	$390,734

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net revenues	$89,224	$82,541	$176,387	$162,003
Cost of revenues	62,303	57,918	124,644	112,838

GROSS PROFIT	26,921	24,623	51,743	49,165
Selling, general and administrative expenses	19,119	17,032	36,757	33,521
Special charges	—	292	—	745

OPERATING INCOME	7,802	7,299	14,986	14,899
Other (income) expense:
Interest income	(201)	(340)	(303)	(573)
Interest expense	1,550	2,021	3,113	3,995
Other income, net	(417)	(382)	(692)	(280)

Total other expense	932	1,299	2,118	3,142

INCOME BEFORE INCOME TAXES	6,870	6,000	12,868	11,757
Provision for income taxes	2,473	2,161	4,632	4,233

NET INCOME	$4,397	$3,839	$8,236	$7,524

Earnings per common share:
Basic	$0.29	$0.26	$0.54	$0.50
Diluted	$0.28	$0.24	0.53	0.48

Weighted average common shares outstanding:
Basic	15,175	15,040	15,146	14,959
Diluted	15,634	15,732	15,576	15,621

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended June 30,
	2003	2002
OPERATING ACTIVITIES
Net income	$8,236	$7,524
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5,033	5,417
Amortization	149	158
Compensation expense of stock-based plans	130	141
Deferred income taxes (benefit)	(3)	76
(Gain) loss on disposal of property, plant and equipment	(9)	19
Loss on write-off of property, plant and equipment	—	325
Gain on sale of marketable securities	(8)	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	2,905	6,339
Inventories	10,117	(8,913)
Prepaid expenses and other assets	(1,280)	(722)
Accounts payable, accrued expenses and other liabilities	2,760	6,312

Net cash provided by operating activities	28,030	16,676

INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,853)	(1,944)
Proceeds from disposal of property, plant and equipment	9	20
Proceeds from the sale of marketable securities	2,679	—
Business acquisitions, net of cash acquired	—	(2,328)
Purchase price adjustments on previous acquisitions	—	500
Other	(43)	(20)

Net cash provided by (used in) investing activities	792	(3,772)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	144	440
Payments of long-term debt	(3,876)	(3,990)
Dividends paid	(1,136)	(1,122)
Proceeds from the exercise of stock options	777	1,755
Conversion of restricted stock units	95	3

Net cash used in financing activities	(3,996)	(2,914)

Effect of exchange rate changes on cash and cash equivalents	1,809	555

INCREASE IN CASH AND CASH EQUIVALENTS	26,635	10,545
Cash and cash equivalents at beginning of year	38,382	57,010

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$65,017	$67,555

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended June 30,		Months Ended June 30,
	2003	2002	2003	2002
ORDERS
Instrumentation & Thermal Fluid Controls	$49,686	$47,869	$100,055	$95,913
Petrochemical	43,273	37,013	86,699	76,940

Total orders	$92,959	$84,882	$186,754	$172,853

	June 30,
	2003	2002
BACKLOG

Instrumentation & Thermal Fluid Controls	$35,974	$42,839
Petrochemical	49,109	35,714

Total backlog	$85,083	$78,553

Note:	Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2002					2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	6 MONTHS
NET REVENUES
Instrumentation & Thermal Fluid Controls	$46,417	$47,966	$45,886	$50,255	$190,524	$49,119	$50,963	$100,082
Petrochemical	33,045	34,575	37,206	36,098	140,924	38,044	38,261	76,305

	79,462	82,541	83,092	86,353	331,448	87,163	89,224	176,387

OPERATING MARGIN
Instrumentation & Thermal Fluid Controls	16.4%	17.0%	14.9%	12.0%	15.0%	12.2%	12.5%	12.3%
Petrochemical	6.9%	4.5%	7.3%	10.2%	7.3%	7.6%	8.6%	8.1%
Segment operating margin	12.4%	11.7%	11.5%	11.2%	11.7%	10.2%	10.8%	10.5%
Corporate expenses	-2.3%	-2.5%	-2.2%	-2.2%	-2.3%	-1.9%	-2.1%	-2.0%
Special charges	-0.6%	-0.4%	—	—	-0.2%	—	0.0%	0.0%
Total operating margin	9.6%	8.8%	9.2%	9.0%	9.2%	8.2%	8.7%	8.5%

OPERATING INCOME
Instrumentation & Thermal Fluid Controls	7,607	8,138	6,845	6,024	28,614	5,982	6,359	12,341
Petrochemical	2,286	1,553	2,701	3,685	10,225	2,876	3,303	6,179

Segment operating income	9,893	9,691	9,546	9,709	38,839	8,858	9,662	18,520
Corporate expenses	(1,840)	(2,100)	(1,867)	(1,913)	(7,720)	(1,674)	(1,860)	(3,534)
Special charges	(453)	(292)	—	—	(745)	—	—	—

Total operating income w/ special charges	7,600	7,299	7,679	7,796	30,374	7,184	7,802	14,986

INTEREST EXPENSE, NET	(1,741)	(1,681)	(1,755)	(1,544)	(6,721)	(1,461)	(1,349)	(2,810)
OTHER (EXPENSE) INCOME, NET	(102)	382	(34)	440	686	275	417	692

PRETAX INCOME	5,757	6,000	5,890	6,692	24,339	5,998	6,870	12,868
PROVISION FOR INCOME TAXES	(2,072)	(2,161)	(2,120)	(2,409)	(8,762)	(2,159)	(2,473)	(4,632)

EFFECTIVE TAX RATE	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%
NET INCOME	$3,685	$3,839	$3,770	$4,283	$15,577	$3,839	$4,397	$8,236

Weighted Average Common Shares Outstanding (Diluted)	15,541	15,732	15,511	15,462	15,610	15,533	15,634	15,576

EARNINGS PER COMMON SHARE (Diluted)	$0.24	$0.24	$0.24	$0.28	$1.00	$0.25	$0.28	$0.53

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.26	$0.26	$0.24	$0.28	$1.03	$0.25	$0.28	$0.53

EBIT	$7,498	$7,681	$7,645	$8,236	$31,060	$7,459	$8,219	$15,678
Depreciation	2,745	2,672	2,452	2,474	10,343	2,470	2,563	5,033
Amortization of intangibles	79	79	74	75	307	74	75	149

EBITDA	$10,322	$10,432	$10,171	$10,785	$41,710	$10,003	$10,857	$20,860

EBITDA AS A PERCENT OF SALES	13.0%	12.6%	12.2%	12.5%	12.6%	11.5%	12.2%	11.8%

CAPITAL EXPENDITURES	$863	$1,081	$1,220	$1,254	$4,418	$795	$1,058	$1,853

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

	2002					2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	6 MONTHS
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$7,091	$6,519	$3,480	$1,162	$18,252	$14,533	$10,508	$25,041

ADD: Capital expenditures	863	1,081	1,220	1,254	4,418	795	1,058	1,853
Dividends paid	557	565	566	567	2,255	567	569	1,136

NET CASH PROVIDED BY OPERATING ACTIVITIES	$8,511	$8,165	$5,266	$2,983	$24,925	$15,895	$12,135	$28,030

NET DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS MARKETABLE SECURITIES]	$34,791	$26,853	$22,648	$35,543	$35,543	$20,209	$8,005	$8,005

ADD: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	65,017
Marketable securities	—	—	—	4,064	4,064	4,072	1,464	1,464

TOTAL DEBT	$94,955	$94,408	$92,345	$77,990	$77,990	$75,700	$74,486	$74,486

NET DEBT AS % OF NET CAPITALIZATION	13.3%	10.2%	8.7%	12.7%	12.7%	7.5%	3.0%	3.0%

NET DEBT [As defined above]	$34,791	$26,853	$22,648	$35,543	$35,543	$20,209	$8,005	$8,005
ADD: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	65,017
Marketable securities	—	—	—	4,064	4,064	4,072	1,464	1,464

TOTAL DEBT	$94,955	$94,408	$92,345	$77,990	$77,990	$75,700	$74,486	$74,486

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS LESS MARKETABLE SECURITIES]	$261,622	$262,783	$259,514	$279,202	$279,202	$270,090	$266,529	$266,529
ADD: Debt	(94,955)	(94,408)	(92,345)	(77,990)	(77,990)	(75,700)	(74,486)	(74,486)
LESS: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	65,017
Marketable securities	—	—	—	4,064	4,064	4,072	1,464	1,464

TOTAL SHAREHOLDERS’ EQUITY	$226,831	$235,930	$236,866	$243,659	$243,659	$249,881	$258,524	$258,524

TOTAL DEBT / TOTAL EQUITY	41.9%	40.0%	39.0%	32.0%	32.0%	30.3%	28.8%	28.8%

EBIT [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE]	$7,498	$7,681	$7,645	$8,236	$31,060	$7,459	$8,219	$15,678

ADD: Other (income) expense, net	102	(382)	34	(440)	(686)	(275)	(417)	(692)

OPERATING INCOME	$7,600	$7,299	$7,679	$7,796	$30,374	$7,184	$7,802	$14,986

EBITDA [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE PLUS DEPRECIATION PLUS AMORTIZATION]	$10,322	$10,432	$10,171	$10,785	$41,710	$10,003	$10,857	$20,860

LESS:
Other (income) expense, net	102	(382)	34	(440)	(686)	(275)	(417)	(692)
Depreciation	(2,745)	(2,672)	(2,452)	(2,474)	(10,343)	(2,470)	(2,563)	(5,033)
Amortization of intangibles	(79)	(79)	(74)	(75)	(307)	(74)	(75)	(149)

OPERATING INCOME	$7,600	$7,299	$7,679	$7,796	$30,374	$7,184	$7,802	$14,986

NOTE:	These non-GAAP key performance measures are provided for the convenience of financial analysts who have used such as additional measures of liquidity and leverage.